UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 23, 2015
(Date of earliest event reported)

KIMBERLY-CLARK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

P. O. Box 619100, Dallas, Texas		75261-9100
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 281-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On February 23, 2015, Kimberly-Clark Corporation (“Kimberly-Clark” or the "Corporation") entered into two separate definitive purchase agreements (“Agreements”), one by and among the Corporation, The Prudential Insurance Company of America (“Prudential”), Prudential Financial, Inc., and State Street Bank & Trust Company (“State Street”), as independent fiduciary to the Kimberly-Clark Corporation Pension Plan (the “Plan”), and one by and among the Corporation, Massachusetts Mutual Life Insurance Company (“MassMutual”), and State Street, pursuant to which the Plan will purchase group annuity contracts that will transfer to the two insurance companies the future pension benefit obligations for approximately 21,000 Kimberly-Clark retirees in the United States.

Upon issuance of the group annuity contracts, the value of each affected retiree’s benefit obligation will be irrevocably guaranteed by, and split equally between, Prudential and MassMutual. Pursuant to these Agreements, Prudential will serve as the lead administrator and, beginning June 1, 2015, it will make each retiree’s full annuity payment on behalf of itself and MassMutual. The amount of each affected retiree’s annuity payment will be equal to the amount of such individual’s pension benefit. By irrevocably transferring the obligations to Prudential and MassMutual, Kimberly-Clark will reduce its overall pension projected benefit obligation by approximately $2.5 billion. The purchase of group annuity contracts will be funded directly by the assets of the Plan.

The Agreements each contain closing conditions customary for a transaction of this nature, including certain termination clauses. Assuming all closing conditions are satisfied, the Corporation expects the purchase of the irrevocable group annuity contracts would occur in the second quarter of 2015.

Kimberly-Clark expects to make a $400 to $475 million contribution to the Plan in order to maintain the Plan’s funded status. This contribution will be funded by debt financing, and it will be incremental to the Corporation’s previous assumption for 2015 global defined benefit pension plan contributions of up to $100 million. Kimberly-Clark expects to recognize a non-cash pension settlement charge of $0.8 billion after tax ($1.3 billion before-tax) in the second quarter of 2015 as a result of the purchase of the group annuity contracts. This charge will be excluded from the Corporation’s 2015 adjusted results and was not incorporated in the business outlook included in previously filed or furnished documents with the Securities and Exchange Commission.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release of Kimberly-Clark Corporation, dated February 23, 2015, related to this transaction.

Forward-Looking Information

Certain matters contained in this Current Report on Form 8-K concerning expected future events and financial results constitute forward-looking statements and are based upon management's expectations and beliefs concerning such future events impacting the Corporation. There can be no assurance that these future events will occur as anticipated or that the effect on the Corporation's results will be as estimated. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to publicly update them. For a description of certain factors that could cause the Corporation's future results to differ from those expressed in any such forward-looking statements, see Item 1A of the company's Annual Report on Form 10-K for the year ended December 31, 2014 entitled “Risk Factors.”

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No. 99.1. Press release issued by Kimberly-Clark Corporation on February 23, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

Date:	February 23, 2015	By:	/s/ Michael T. Azbell
Michael T. Azbell Vice President and Controller

EXHIBIT INDEX

Exhibit No. 99.1. Press release issued by Kimberly-Clark Corporation on February 23, 2015.